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                                                                     EXHIBIT 5.1

                       OPINION OF KILPATRICK STOCKTON LLP

Innotrac Corporation
6655 Sugarloaf Parkway
Duluth, Georgia 30097-4916

     RE: INNOTRAC CORPORATION
         REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-79929)

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 File No. 333-79929, as amended (the "Registration Statement") filed by
Innotrac Corporation (the "Company"), a Georgia corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"), including 2,200,000 shares to be sold by the Company and 675,000 shares to be sold by the selling shareholders named in the Registration Statement (the "Selling Shareholders") to the underwriters named in the Registration Statement (the "Underwriters") for resale by them to the public.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that:

          1. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, legally issued, fully paid and nonassessable.

          2. The shares of Common Stock to be sold by the Selling Shareholders as described in the Registration Statement are legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Yours truly,

                                          KILPATRICK STOCKTON LLP

                                          By:      /s/ Jan M. Davidson
                                            ------------------------------------
                                                      Jan M. Davidson,
                                                         A Partner